Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT made and entered into as of the 20 day of March, 2009, by and between UTSI Finance, Inc., a Michigan corporation whose address is 12755 E. Nine Mile, Warren, MI, “Purchaser”, and Crown Enterprises, Inc., a Michigan corporation whose address is 12225 Stephens Road, Warren Michigan 48089, “Seller.”

W I T N E S S E T H:

Seller is the fee title owner of the property and all improvements situated in the City of South Kearny, State of New Jersey, commonly known as 15 N. Hackensack Avenue, and more particularly described (and shown) on the attached Exhibit ‘A’ consisting of approximately 15.4 acres (the “Property”).

1.	PURCHASE & SALE - Seller does hereby sell to Purchaser and Purchaser does hereby purchase from Seller the Property, subject to the terms and conditions in this Agreement, together with the following:

A.	All buildings and improvements on the Property;

B.	Any and all rights and appurtenances pertaining to the Property, including any right, title & interest of Seller in and to adjacent easements, streets, roads, alleys and rights-of-way;

C.	Any and all rights, remedies and warranties in favor of Seller; and

D.	Such other rights, interests and properties as may be specified in this Agreement.

In referring to the Property hereafter, that reference shall include a collective reference to all of the foregoing.

The “Deposit” for the Property will be the sum of twelve million ($12,000,000) Dollars.

2.	CLOSING - The Closing Date for this transaction will be on or before March 20, 2009. After the Closing date, there will be a Reconciliation Date on or before April 16, 2009.

At closing, the Purchaser will pay the Deposit. The Deposit will be confirmed by a third party appraisal (the “Appraisal”) to be completed before the Reconciliation Date. The Purchase Price will be the amount set forth in the Appraisal and Purchaser and Seller will adjust accordingly the amount paid at Closing to reflect the Purchase Price. On or before the reconciliation date, Seller will also deliver a Warranty Deed and title work.

3.	CONDITION OF TITLE - Seller will convey and deliver to Purchaser on the Reconciliation Date fee simple and valid, marketable title to the Property free of all tenancies and purchase options and rights of first refusal and subject only to the following, the “Permitted Exceptions”:

A.	The lien of unpaid real property taxes which are not delinquent as of the Closing Date;

B.	Building and use restrictions, easements of record and zoning ordinances which would not prohibit Purchaser from utilizing the Property for its intended use;

C.	Any other easements, liens, exceptions and encumbrances that will be approved in writing by Purchaser prior to or on the Closing Date; and

D.	Any liens and encumbrances that have occurred by any acts of the Purchaser from the date of this Agreement;

Purchaser shall obtain a commitment for a title insurance policy and Seller will pay for at Reconciliation, a policy of title insurance, in an amount equal to the Purchase Price guaranteeing fee simple title. The title insurance policy will insure good and valid, marketable title to Purchaser subject only to those easements and building and use restrictions, if any, described in the commitment and approved by Purchaser in accordance with this Agreement.

4.	REPRESENTATIONS & WARRANTIES - Seller represents and warrants to Purchaser which representations and warranties will be true on the Closing Date that:

A.	There is no litigation threatened or pending which affects title to or possession of the Property and Seller has no knowledge of or reason to believe that anyone other than Seller has any interest whatsoever in the Property;

B.	No person other than Purchaser will be entitled to possession of the Property on the date of Closing other than as disclosed;

C.	Seller has not contracted for any service which bind Purchaser as a successor in interest; and

D.	There are no known violations that Purchaser would be obligated to repair.

If any of the above representations/warranties made by Seller are not true on the date this Agreement is accepted or on the Closing Date, Purchaser will have the right to waive the representations and warranties and complete the transaction or to declare this Agreement null and void and Purchaser would be entitled to a return of its earnest money deposit.

5.	TAX PRORATIONS - Real estate taxes and special assessments on the Property which have become delinquent will be paid for by Seller. All current real estate taxes will be prorated on a due date basis at closing. Purchaser will pay for the real estate transfer tax imposed on the transfer of title to the Property.

6.	MISCELLANEOUS - Seller and Purchaser represent and warrant there are no claims for brokerage commissions or finder fees in connection with this transaction and each party does indemnify the other against and hold it harmless from any liability arising from any such claims, including without limitation, the cost of attorney’s fees in connection with this transaction.

Seller is hereby granted the Right of First Refusal on the Property. At any time during the Purchaser’s ownership of the Property, Purchaser shall notify Seller, in writing, of any bonafide offer for the Property it receives and is willing to accept. Upon receipt of said notice, Seller shall have five (5) business days from receipt of such notice to advise

Purchaser in writing that Seller will match the price and terms of such offer. If Seller shall fail to timely respond to the offer, Seller’s first right of refusal shall terminate as to that offer and Purchaser may sell the Property to such offeror. However, if such sale is not consummated, Seller’s right of first refusal shall continue in accordance with the terms and conditions set forth herein.

Time will be deemed to be of the essence in this Agreement which will be effective after execution by Purchaser and Seller, and the date when Purchaser will receive a fully executed copy of this Agreement will be the “date of this Agreement” for the purpose of computing all time periods.

This Agreement will be construed in accordance with the laws of the State of Michigan and, exclusive jurisdiction and venue will be considered to lie within the Macomb County Circuit Court.

This Agreement represents the entire agreement between Purchaser and Seller and incorporates all prior discussions and negotiations of the parties and may only be modified by a written document executed by each party bearing a date later than the date of this Agreement.

7.	BINDING EFFECTS - This Agreement is binding on the parties hereto, their respective heirs, legal representatives, administrators, executors, successors and assigns.

IN WITNESS WHEREOF, Purchaser has executed this Agreement as of the 20th day of March, 2009, and Seller has accepted and executed this Agreement on this 20th day of March, 2009.

WITNESSES:	AGREED AND ACCEPTED

/s/ Thomas O. Welsman	BY:	/s/ Robert E. Sigler
Signature

Thomas O. Welsman	BY:	Robert E. Sigler
Printed Name

“Purchaser”

WITNESSES:	AGREED AND ACCEPTED

/s/ Trevor J. Bunckhorst	BY:	/s/ Thomas J. Howlett
Signature

Trevor J. Bunckhorst	BY:	Thomas J. Howlett
Printed name

“Seller”

EXHIBIT A

ALL THAT CERTAIN TRACT, LOT AND PARCEL OF LAND LYING AND BEING IN THE TOWN OF KEARNY, COUNTY OF HUDSON, AND STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE NORTHERLY LINE OF GYPSUM STREET AND THE WESTERLY LINE OF HACKENSACK AVENUE AND RUNNING THENCE

(1) ALONG THE SAID NORTHERLY LINE OF GYPSUM STREET NORTH 61 DEGREES WEST ONE THOUSAND ONE HUNDRED NINETY-FOUR AND FOURTEEN HUNDREDTHS (1194.14) FEET TO A POINT; THENCE

(2) ON A CURVE TO THE RIGHT WITH A RADIUS OF TWO HUNDRED EIGHTY FIVE (285) FEET, A DISTANCE OF ONE HUNDRED NINETY-THREE AND SIXTEEN HUNDREDTHS (193.16) FEET ALONG THE ARC TO A POINT IN THE EASTERLY LINE OF THE RIGHT OF WAY OF THE UNITED NEW JERSEY RAILROAD AND CANAL COMPANY; THENCE

(3) ALONG THE EASTERLY LINE OF THE RIGHT OF WAY OF THE UNITED NEW JERSEY RAILROAD AND CANAL COMPANY NORTH 24 DEGREES 14 MINUTES EAST FORTY-NINE AND NINE HUNDREDTHS (49.09) FEET TO A POINT; THENCE

(4) NORTH 29 DEGREES EAST ONE HUNDRED TWENTY (120) FEET TO A POINT; THENCE

(5) NORTH 61 DEGREES WEST THIRTY (30) FEET TO A POINT; THENCE

(6) NORTH 24 DEGREES 14 MINUTES EAST ONE HUNDRED EIGHTY AND SIXTY-TWO HUNDREDTHS (180.62) FEET TO A POINT; THENCE

(7) SOUTH 61 DEGREES EAST ONE THOUSAND THREE HUNDRED EIGHTY (1380) FEET TO A POINT IN THE WESTERLY LINE OF HACKENSACK AVENUE; THENCE

(8) ALONG THE SAID WESTERLY LINE OF HACKENSACK AVENUE SOUTH 29 DEGREES WEST FOUR HUNDRED EIGHTY (480) FEET TO THE POINT AND PLACE OF BEGINNING.

PARCEL TWO:

BEGINNING AT A POINT IN THE NORTHWESTERLY LINE OF HACKENSACK AVENUE DISTANT 332.50 FEET NORTHEASTERLY FROM THE POINT OF INTERSECTION OF THE SAID NORTHWESTERLY LINE OF HACKENSACK AVENUE PRODUCED SOUTHWESTERLY WITH THE NORTHEASTERLY LINE OF LINCOLN HIGHWAY PRODUCED SOUTHWESTERLY; SAID BEGINNING POINT ALSO BEING THE POINT FORMED BY THE INTERSECTION OF THE FORMER CENTER LINE OF GYPSUM STREET WITH THE SAID NORTHWESTERLY LINE OF HACKENSACK AVENUE; THENCE

(1) NORTHWESTERLY AND ALONG THE FORMER CENTER LINE OF GYPSUM STREET HAVING A BEARING OF NORTH 61 DEGREES WEST, FOR A DISTANCE OF 1194.14 FEET TO A POINT; THENCE

(2) SOUTHEASTERLY AND ALONG THE FORMER NORTHEASTERLY LINE OF GYPSUM STREET AS VACATED HAVING A BEARING OF SOUTH 61 DEGREES EAST, FOR A DISTANCE OF 1194.14 FEET TO THE NORTHWESTERLY LINE OF HACKENSACK AVENUE;

(3) SOUTHWESTERLY AND ALONG THE NORTHWESTERLY LINE OF HACKENSACK AVENUE PRODUCED SOUTHWESTERLY HAVING A BEARING OF SOUTH 29 DEGREES WEST, FOR A DISTANCE OF 27.50 FEET TO THE POINT AND PLACE OF BEGINNING.

BEING KNOWN AS PART OF THE NORTHERLY HALF OF FORMER GYPSUM STREET AS VACATED BY TOWN ORDINANCE DATED APRIL 13, 1977.

FOR INFORMATION ONLY – BEING ALSO KNOWN AS LOT 7, BLOCK 295 ON THE CURRENT TAX ASSESSMENT MAP OF THE TOWN OF KEARNY.